UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2014

LOT78, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54816	26-2940624
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Alfred Road Studio 209 London W2 5EU
(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: 00447801480109

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 18, 2014, Lot78, Inc., a Nevada corporation (the “Company”), completed the sale of a total of 44,436,686 shares of its common stock to two accredited investors in a private placement (the “Private Placement”) pursuant to the terms of stock purchase agreements entered into by and between the Company and each investor (the “Purchase Agreements”). The sales included (i) 23,993,891 shares sold to LIBANK S.A.L. (Levant Investment Bank) for $424,575 in cash and (ii) 20,442,795 shares sold to Cressida Investments LLC (“Cressida”) as repayment of the full amount of an existing non-recourse, interest-free and unsecured loan to the Company in the principal amount of £213,000.

The foregoing description of the Purchase Agreements is not complete and is qualified in its entirety by reference to the full text of the form of Purchase Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

The Company intends to use the net proceeds from the Private Placement for general corporate purposes. The offer and sale of the shares in the Private Placement were made in reliance upon an exemption from registration requirements pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended, based upon representations made by the investors to the Company in the Purchase Agreements.

Cressida is jointly owned by Oliver Amhurst, who is the President, CEO, Treasurer, Secretary and Chairman of the Board of the Company and beneficial owner of 72,321,928 shares of the Company’s common stock, and his father, Anthony Amhurst, who also has loaned the Corporation a total of £20,000. Cressida also owns 90,000 shares of the Company’s common stock.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated into this Item 3.02 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Stock Purchase Agreement, dated August 18, 2014, by and between Lot78, Inc. and the investor signatory thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOT78, INC.

Dated: August 22, 2014	By:	/s/ Asgherali Gulamhussein
Name: Asgherali Gulamhussein
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Stock Purchase Agreement, dated August 18, 2014, by and between Lot78, Inc. and the investor signatory thereto.